Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
     In May 2008, MasTec, Inc. acquired all of the issued and outstanding capital stock of Pumpco, Inc. (“Pumpco”) for a purchase price of $44 million, paid in cash, plus the retirement and assumption of certain indebtedness and earn-out payments payable over a five-year period based on Pumpco’s earnings before taxes above a significant threshold. The earn-out is payable in cash, MasTec common stock or a combination thereof. In connection with the acquisition, the Company entered into a $22.5 million equipment term loan and used the proceeds to pay off $8.7 million of Pumpco indebtedness with the balance used to pay a portion of the acquisition purchase price. The equipment term loan is secured by most of Pumpco’s existing equipment. The acquisition is effective as of May 1, 2008, and, accordingly, Pumpco’s earnings have been consolidated as of that date.
     The unaudited pro forma combined condensed financial statements of MasTec, Inc. and Pumpco, Inc. as of and for the three months ended March 31, 2008 have been prepared from our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2008 and the unaudited financial statements of Pumpco, Inc. as of and for the three months ended April 30, 2008. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2007 has been prepared from our audited consolidated financial statements for the year ended December 31, 2007 and the audited financial statements of Pumpco, Inc. for the year ended January 31, 2008. There were no inter-corporate transactions in any period presented.
     The unaudited pro forma combined condensed financial statements have been prepared on a basis to reflect the acquisition of Pumpco, Inc. as if this transaction occurred as of January 1, 2007 and 2008 for the statements of operations and as of March 31, 2008 for the balance sheet.
     The unaudited pro forma combined condensed financial statements should not be considered indicative of actual results that would have been achieved had the acquisition been completed as of the dates indicated and do not purport to project the financial condition or results of operations for any future date or period.
     You should read these unaudited pro forma combined condensed financial statements in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2007 and our interim unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2008 and with the audited financial statements of Pumpco, Inc. for the three years ended January 31, 2008 and the unaudited financial statements as of and for the three months ended April 30, 2008.
     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The pro forma adjustments are more fully described in the notes to the unaudited pro forma combined condensed financial statements. The adjustments pertaining to the purchase accounting for the acquisition of Pumpco, Inc. are preliminary and will be subject to further procedures and, in some cases, valuation by an independent firm. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable, but that are subject to change once additional information becomes available and the preliminary purchase price allocation is finalized.

MASTEC, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2008
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	MasTec	Pumpco*	Adjustments		Combined
Cash and cash equivalents	$81,523	$100	$(51,286)	(a)	$52,837
			22,500	(b)
Securities available for sale	28,116	—	—		28,116
Accounts receivable, unbilled revenue and retainage, net	153,049	10,514	—		163,563
Inventories	22,309	88	—		22,397
Prepaid expenses and other current assets	50,379	647	—		51,026

Total current assets	335,376	11,349	(28,786)		317,939

Property and equipment, net	84,379	37,075	2,400	(c)	119,034
			(4,820)	(d)
Goodwill and other intangibles, net	206,043	—	22,283	(e)	228,326
Deferred income taxes, net	36,187	—	—		36,187
Other assets	27,070	—	83	(f)	27,153

Total Assets	$689,055	$48,424	$(8,840)		$728,639

Current liabilities:
Current maturities of debt	$3,022	$10,718	$(440)	(g)	$11,183
			(2,117)	(h)
Accounts payable and accrued expenses	95,391	3,646	427	(i)	99,464
Other current liabilities	77,728	8	—		77,736

Total current liabilities	176,141	14,372	(2,130)		188,383

Other liabilities	31,832	3,464	—		35,296
Long-term debt	160,636	8,407	22,500	(b)	184,514
			(1,860)	(g)
			(5,169)	(h)

Total liabilities	$368,609	$26,243	$13,431		$408,193

Preferred stock	—	—	—		—
Common stock	6,720	5	(5)	(j)	6,720
Capital surplus	553,380	15	(15)	(j)	553,380
Retained earnings (accumulated deficit)	(231,794)	23,661	(18,841)	(j)	(231,794)
			(4,820)	(d)
Accumulated other comprehensive (loss) income	(7,860)	—	—		(7,860)
Treasury stock	—	(1,500)	1,500	(j)	—

Total shareholders’ equity	320,446	22,181	(22,181)		320,446

Total liabilities and shareholders’ equity	$689,055	$48,424	$(8,840)		$728,639

*	As noted previously, the Historical Pumpco balance sheet is as of April 30, 2008.
See accompanying notes.

MASTEC, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2008
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	MasTec	Pumpco*	Adjustments		Combined
Revenue	$261,992	$14,328			$276,320

Cost of revenue, excluding depreciation	226,844	12,276			239,120
Depreciation	4,788	2,034	$(276	)(k)	6,346
			(200	)(l)
General and administrative expenses	20,046	1,047	494	(m)	21,391
			(196	)(l)
Interest, net	2,496	145	233	(n)	2,874
Other (income) expense, net	(151)	(9)			(160)

Income from continuing operations before minority interest, before income taxes	7,969	(1,165)	(55)		6,749

Income taxes (provision) benefit	(33)	394	(361	)(o)	—
Minority interest	—				—

Income from continuing operations	$7,936	$(771)	$(416)		$6,749

Earnings per share from continuing operations:
Basic earnings per share	$0.12				$0.10
Fully diluted earnings per share	$0.12				$0.10

Shares outstanding- basic	67,187				67,187
Shares outstanding- diluted	67,585				67,585

*	As noted previously, the Historical Pumpco results of operations is for the three months ended April 30, 2008.
See accompanying notes.

MASTEC, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	MasTec	Pumpco*	Adjustments		Combined
Revenue	$1,037,779	$70,143			$1,107,922

Cost of revenue, excluding depreciation	891,606	44,571			936,177
Depreciation	16,988	5,690	$(648	)(k)	21,559
			(471	)(l)
General and administrative expenses	114,723	5,584	1,463	(m)	121,122
			(648)	(l)
Interest, net	9,236	336	932	(n)	10,504
Other (income) expense, net	(3,516)	85			(3,431)

Income from continuing operations before minority interest, before income taxes	8,742	13,877	(628)		21,991

Income taxes (provision) benefit		(4,543)	4,407	(p)	(136)
Minority interest	(2,459)	—			(2,459)

Income from continuing operations	$6,283	$9,334	$3,779		$19,396

Earning per share from continuing operations:
Basic earning per share	$0.10				$0.29
Fully diluted earnings per share	$0.09				$0.29

Shares outstanding- basic	66,147				66,147
Shares outstanding- diluted	67,626				67,626
As noted previously, the Historical Pumpco results of operations is for the twelve months ended January 31, 2008.
See accompanying notes.

MASTEC, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:
(a)	Reflects total cash paid in connection with the acquisition including $41.7 million in proceeds to the seller, $2.3 million in retirement of the seller’s debt associated with assets excluded from the acquisition, and $7.3 million paid to retire certain of indebtedness of Pumpco as of the date of these pro forma financial statements.

(b)	Reflects proceeds from the equipment term loan entered into in connection with the acquisition.

(c)	To record the preliminary estimated fair value adjustment to fixed assets.

(d)	To record the distribution of certain Pumpco assets, excluded from the acquisition, to the selling shareholder.

(e)	To record the preliminary estimated intangible assets and goodwill arising from the acquisition of Pumpco as follows:

Customer contracts and relationships	$5,200
Non-compete agreements	1,740
Tradename	2,400
Goodwill	12,943

$22,283

(f)	To record deferred financing costs associated with the equipment term loan. See note (b).

(g)	Reflects the retirement of certain debt excluded from the acquisition, paid by MasTec out of the selling shareholder’s proceeds from the transaction.

(h)	Reflects the retirement of certain Pumpco indebtedness.

(i)	To record accrued acquisition and financing costs.

(j)	Reflects the elimination of Pumpco’s equity accounts.
The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:
(k)	Reflects adjustment to depreciation resulting from the preliminary estimated write-up to fair value and the revised useful lives of the assets.

(l)	Elimination of Pumpco’s expenses associated with non-revenue producing assets and activities, unrelated to Pumpco’s core business, excluded from the acquisition.

(m)	Reflects amortization of acquired intangible assets. Customer contracts and related relationships are amortized on an accelerated basis to match the utilization of the related cash flow. The remaining intangible assets are amortized on a straight-line basis over their estimated useful lives.

(n)	Incremental interest expense reflecting an annual interest rate of 7.05% on acquisition debt of $22.5 million net of interest savings on debt retired as part of the acquisition, plus the amortization of deferred financing costs on the equipment term loan over its 60 month term.

(o)	Pumpco income tax benefit offsets MasTec’s provision and the remaining benefit is recorded as a fully reserved deferred tax asset.

(p)	Reflects the utilization of a portion of MasTec’s deferred tax asset related to its net operating loss position to offset the Pumpco income tax provision. The remaining tax balance is related to state and local taxes in jurisdictions in which MasTec does not have an offsetting net operating loss position.